Exhibit 99.7

           (Text of graph posted to Ashland Inc.'s website concerning
                         Valvoline's premium oil sales)

                     Premium Lubricants % Of Branded Volume

                                     2000          2001           2002           2003
                                     ----          ----           ----           ----
              January                 8.5          10.9           13.0           16.8
              February                8.7          11.0           13.4           17.2
              March                   8.9          11.0           13.9           17.4
              April                   9.2          10.9           14.5           17.4
              May                     9.4          11.2           14.7           17.7
              June                    9.6          11.4           15.0           18.0
              July                   10.0          11.5           15.3
              August                 10.3          11.6           15.6
              September              10.7          11.7           16.1
              October                10.6          12.1           16.3
              November               10.8          12.4           16.4
              December               10.8          12.6           16.6